607792 British Columbia Ltd.
Suite 305-675 West Hastings Street
Vancouver, BC V6B 1N2

May 3, 2006

Astron Resources Corporation

Suite 804-750 West Pender Street

Vancouver, BC V6C 2T7

Mr. Brian Kirwin

Mr. Giulio Bonifacio

Mr. Joe G. Kircher

Mr. Foster Wilson

Dear Sirs:

Acquisition by Aston Resources Corporation ("Astron") of 100% of the issued shares of 607792 British Columbia Ltd. ("607792") pursuant to a letter of intent dated March 24, 2006 (the "Letter of Intent") among Astron, 607792 and the principal shareholders of 607792

1.

Amendment of the Letter of Intent

The Letter of intent is amended as follows:

(a)

All references to the letter of intent and Letter of Intent mean the letter of intent dated March 24, 2006 among Astron, 607792 and the Principals as it may be amended, restated, supplemented or replaced from time to time, and in particular, as it may be amended and supplemented by this Agreement.

(b)

Initially capitalized terms used in this agreement and not defined herein shall have the respective meanings ascribed to such terms in the letter of intent.

(c)

All references to the definitive share purchase and sale agreement and the definitive agreement mean the Letter of Intent as amended and supplemented by this Agreement.

(d)

Foster Wilson be added as a party on the first page of the Letter of Intent.

(e)

The following words shall be deleted from the paragraph immediately before Section 1 of the Letter of Intent:

"which upon execution shall supersede and replace this Letter of intent"

(f)

The following sentence shall he deleted from the paragraph immediately before Section 1 of the Letter of intent:

"Until such execution, this Letter of Intent shall exist and continue in full force and effect until June 30, 2006 after which this Letter of Intent shall be null and void and of no further force and effect."

(g)

New Sections 11(r) to 11(t) shall be added to the Letter of Intent, reading as follows:

"(r)

this Letter of Intent is a binding agreement on 607792 and the Principals enforceable against them in accordance with its terms;

(s)

607792 is not in breach of any law, ordinance, statute, regulation, by-Iaw, order or decree of any kind whatsoever which breach is likely to cause a material adverse affect on 607792's business or financial condition ; and

(t)

the facts which are the subject of the representations and warranties of 607792 contained in this Letter of Intent disclose all material facts known to 607792 which are material and relevant to its obligations hereunder or which might prevent it from meeting its obligations under this Letter of Intent."

(h)

New Sections 12(r) to 12(u) shall be added to the Letter of Intent, reading as follows:

"(r)

Astron is a "Canadian" within the meaning of the Investment Canada Act;

(s)

this Letter of Intent is a binding agreement on Astron enforceable against it in accordance with its terms;

(t)

Astron is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever which breach is likely to cause a material adverse effect on Astron's business, financial condition or listing on the TSXV; and

(u)

the facts which are the subject of the representations and warranties of Astron contained in this Letter of Intent disclose all material facts known to Astron which are material and relevant to its obligations hereunder or which might prevent it from meeting its obligations under this Letter of Intent."

(i)

New Section 13(f) shall be added, reading as follows:

"(f)

607792 shall have received signed agreements (the "Shareholder Agreements") from all Shareholders other than the Principals binding such Shareholders to the terms of the Acquisition and containing such other covenants, representations and warranties as 607792 may require."

(j)

The last paragraph in Section 14 of the Letter of Intent shall be amended to read as follows:

"The conditions set forth in section 14 of this Letter of Intent are for the exclusive benefit of Astron and may be unilaterally waived by Astron to the extent permitted by applicable laws or regulatory requirements in whole or in part at any time."

(k)

New Section 15(0 shall be added, reading as follows:

(1)

at any time prior to and including the Closing Date, there will not have been any adverse material change in the business or affairs of Astron such to include, without limitation, the following:

(i)

prejudice to the Astron's listing on the TSXV; or

(ii)

investigation, cease trading order or other securities regulatory action shall have been taken against Astron; or

(iii)

Astron being bankrupt, insolvent or in receivership, or being subject to any proceeding to cause any of the foregoing; or

(iv)

any other adverse "material change" as that term is defined in the Securities Laws,"

(l)

The last paragraph in Section 15 of the Letter of Intent shall be amended to read as follows:

"The conditions set forth in section 15 of this Letter of Intent are for the exclusive benefit of 607792 and the Principals and may be unilaterally waived by 607792 and the Principals in whole or in part at any time."

(m)

New Section 15A shall be added, reading as follows:

"15A. Closing

(a)

The Closing shall take place at the offices of Fang Law Corporation,1925-700 West Georgia St., Vancouver, British Columbia at 10:00 a.m. local time in Vancouver, B.C. on the Closing Date. In the event that the Acquisition has not closed on or before June 30, 2006, any party may terminate this Agreement by notice in writing to the other parties and it shall be of no further force and effect.

(b)

On the Closing Date, 607792 shall deliver to Astron the following documents:

(i)

the documents required to be provided under Section 14 of the Letter of Intent, which have not been previously provided;

(ii)

certified true copies of the corporate authorizations which are necessary in order to authorize and approve the definitive agreement, 607792's execution and delivery of the definitive agreement and all of the transactions of 607792 contemplated under the definitive agreement;

(iii)

copies of executed escrow agreements if required by the TSXV and in the form required by the TSXV and the transfer agent of Astron;

(iv)

the new certificates, documents and agreements providing for and representing the 607792 Shares registered in the name of Astron;

(v)

such other materials that are, in the opinion of Astron, acting reasonably, required to be delivered by 607792 in order for it to have met its obligations under this Letter of Intent;

(vi)

opinion of the solicitors for 607792 dated as of the Closing date, regarding the corporate status of 607792 and the authorization, execution and enforceability of the definitive agreement in a form acceptable to Astron and its solicitors;

(vii)

certificate of an officer of 607792 certifying that (i) all of its representations and warranties are true as of Closing, (ii) all of its covenants have been performed, and (iii) all of the conditions for the benefit of 607792 have been complied with or waived; and

(viii)

such other materials that are, in the opinion of the Astron acting reasonably, required to he delivered by 607792 and the Principals in order for it to have met their obligations under the Letter of Intent."

(c)

On the Closing Date, Astron shall deliver to 607792 and the Principals the following documents:

(i)

the documents required to he provided under Section 14 of the Letter of Intent, which have not been previously provided;

(ii)

certificates representing the Astron Shares (which are not subject to applicable escrow requirements) registered in the names of the Shareholders and copies of the certificates representing the Astron Shares or a letter from the escrow agent confirming that it holds the Astron Shares which are subject to applicable escrow requirements registered in the names of the Shareholders;

(iii)

evidence in a form satisfactory to 607792 and the Principals, acting reasonably, that the requirements under Section 9 of the Letter of Intent regarding the board of directors of Astron have been complied with;

(iv)

evidence in a form satisfactory to 607792 and the Principals, acting reasonably, that Astron has obtained all of the shareholder consents required under the Letter of Intent;

(v)

opinion of the solicitors for Astron dated as of the Closing date, regarding among other things, the corporate status of Astron and

May 3, 2006 Page 5

the authorization, execution and enforceability of the definitive agreement  in a form acceptable to 607792 and its solicitors;

(vi)

certificate of an officer of Astron certifying that (i) all of its representations and warranties are true as of Closing, (ii) all of its covenants have been performed, and (iii) all of the conditions for the benefit of Aston have been complied with or waived; and

(vii)

such other materials that are, in the opinion of the Principals and 607792 acting reasonably, required to be delivered by Astron in order for it to have mat its obligations under the Letter of Intent."

(n)

Section 18(b) of the Letter of Intent shall be amended to read as follows;

"any conditions precedent set out in Paragraphs 11-15 hereof are not satisfied, released or waived on or before the Closing or such earlier date indicated Therein; or"

2.

Confirmation of Letter of Intent. This Agreement is supplemental to the Letter of Intent and shall form one instrument with the Letter of Intent. The Letter of Intent shall be treated as being amended only to the extent provided in this Agreement and all the provisions of the Letter of Intent as herein amended are confirmed and shall continue to be in full force and effect

3.

Further Assurances. The parties shall do such further acts and execute and deliver such further instruments and assurances as may be required to give effect to this Agreement.

4.

Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the Province of British Columbia and the laws of Canada applicable therein.

5.

Enurement. This Agreement shall enure to the benefit of and be binding on the parties and their respective successors and permitted assigns.

6.

Execution In Counterparts and by Facsimile. This Agreement may be executed in multiple counterparts and by facsimile, each of which will be deemed an original agreement and all of which shall be construed together and shall constitute one and the same agreement.

Yours truly,

607792 British Colombia Ltd-

Authorized Signatory

The undersigned hereby agrees to the foregoing terms and conditions of this Agreement May

2006.